UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2015

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STOCK BUILDING SUPPLY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)
8020 Arco Corporate Drive, Suite 400
Raleigh, North Carolina 27617
(Address of principal executive offices) (Zip Code)
(919) 431-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Gores Building Holdings, LLC held a majority of the common stock of Stock Building Supply Holdings, Inc. (the “Company”) until March 18, 2014. As a result, the Company was considered a “controlled company” for purposes of the listing requirements of the NASDAQ Stock Market (“NASDAQ”) until that date. Under NASDAQ rules, the Company was not required to comply with certain corporate governance requirements of the NASDAQ, including the requirements that (i) a majority of the members of the Company’s board of directors (the “Board”) meet the standard of independence established by those corporate governance requirements and (ii) the Compensation Committee and Corporate Governance and Nominating Committee of the Board be comprised solely of independent directors, until one year after the Company ceases to be a controlled company. In order to comply with these rules, the Company has implemented the changes set forth below.
On March 16, 2015, Messrs. Steven G. Eisner and Joseph P. Page resigned from the Board, effective immediately. Mr. Eisner also resigned as chairman of the Corporate Governance and Nominating Committee. Neither Mr. Eisner’s nor Mr. Page’s resignation was the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or otherwise.
On March 17, 2015, the Board reduced the size of the Board from eight to seven members. Additionally, the Board appointed Mr. Kevin L. Prust as a member of the Board to fill the remaining vacancy, effective immediately. Mr. Prust was also appointed as a member of the Audit Committee and the Corporate Governance and Nominating Committee, effective immediately. The Board also determined that Mr. Prust satisfies the independence requirements of the NASDAQ. As a non-employee director, Mr. Prust will receive compensation in accordance with the Company’s non-employee director compensation practices described in the “Director Compensation” section of the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 22, 2014.
There are no understandings or arrangements between Mr. Prust and any other persons pursuant to which he was appointed as a member of the Board. There are no related party transactions between the Company and Mr. Prust.
Mr. Prust retired as executive vice president and chief financial officer of The Weitz Company, a national construction company, in 2014, a position he held since joining that company in 2009. Prior to that, Mr. Prust was with McGladrey & Pullen LLP, a national CPA firm, from 1978 to 2008, and became a partner in 1985. Mr. Prust currently serves as vice chair and board member of Mercy Medical Center, Des Moines, Iowa and is a past board member of First American Bank, Chicago, Illinois. Mr. Prust received a bachelor’s degree in business administration from Drake University and is a certified public accountant (inactive). Mr. Prust provides strong executive and financial skills to our Board.
On March 16, 2015, Mr. Andrew Freedman resigned his position as a member of the Compensation Committee, and Mr. Robert E. Mellor resigned his position as a member of the Audit Committee, both effective immediately.
On March 17, 2015 the Board appointed Mr. Barry J. Goldstein, an independent member of the Board, to the Compensation Committee to fill the vacancy created by Mr. Freedman’s resignation, effective immediately. Mr. Goldstein also serves as chairman of the Audit Committee and is a member of the Corporate Governance and Nominating Committee. As a non-employee director, Mr. Goldstein will receive compensation in accordance with the Company’s non-employee director compensation practices described in the “Director Compensation” section of the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 22, 2014.
On March 17, 2015, the Board appointed Mr. Mellor, an independent member of the Board, as chairman of the Corporate Governance and Nominating Committee, succeeding Mr. Eisner in that position, effective immediately. Mr. Mellor also serves as chairman of the Compensation Committee. As a non-employee director, Mr. Mellor will receive compensation in accordance with the Company’s non-employee director compensation practices described in the “Director Compensation” section of the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 22, 2014.

As a result of the foregoing actions, the table below sets forth the composition of the Board and the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee effective March 17, 2015.

Director Name	Class	Term Expires	Independent (Y/N)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Andrew Freedman (Chairman of Board)	II	2015	N
Barry J. Goldstein	II	2015	Y	X (Chair)	X	X
David L. Keltner	I	2017	Y	X	X
Robert E. Mellor	I	2017	Y		X (Chair)	X (Chair)
Kevin L. Prust	III	2016	Y	X		X
Jeffrey G. Rea	I	2017	N
Steven C. Yager	III	2016	N

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK BUILDING SUPPLY HOLDINGS, INC.
By	/s/ C. Lowell Ball
C. Lowell Ball Senior Vice President, General Counsel and Corporate Secretary
Date: March 18, 2015